Exhibit 10.67

LETTER OF COMMITMENT

BY AND BETWEEN

DON J. SIMPLOT AND Impco Technologies, Inc

This Letter of Commitment is made and entered into as of March 26, 2003 by and between IMPCO Technologies, Inc. a corporation and existing under the laws of Delaware and having its a principal place of business at 16804 Gridley Place, Cerritos, Ca 90703 USA (hereinafter referred to as “IMPCO”) and Don J. Simplot an individual and member of Board of Directors, residing at Caldwell, Idaho, (hereinafter referred to as “Simplot”)

RECITALS

WHEREAS, IMPCO desires to borrow money from Simplot and Simplot desires to loan money to IMPCO subject to the terms and conditions contained herein; and

WHEREAS, IMPCO promises to use its best effort to obtain credit funding from other sources up to 31 May 2003; and

WHEREAS, IMPCO and Simplot have the approval of the IMPCO Board of Directors to enter into said Agreement; and

WHEREAS, IMPCO and Simplot desire to reduce their understandings to a writing.

NOW THEREFORE the Parties hereby agree to following.

ARTICLE 1 PARTIES.

1.0    The Parties to this Agreement are IMPCO and Simplot.

ARTICLE 2. DURATION

2.1    DURATION: This Agreement shall be in full force and effect until 31 May 2003.

ARTICLE 3. TERM.

3.1    Unless it is terminated hereinafter provided, this Agreement shall continue in force until May 31, 2003. It can be extended in writing by both parties.

3.2    Any Party may terminate this Agreement upon the insolvency of any party or the assignment by the other for the benefit of its creditors, the inability of a party to pay its debts as the same become due, the appointment of a receiver for or any execution levied upon all or substantially all of the other parties business or assets or the filing of any petition for voluntary or involuntary bankruptcy.

3.3    Any Party may terminate this Agreement in the event of any material breach or default of any provision of this Agreement; provided, however, that the Party asserting breach of contract by the other Party provides written notice of the breach or default and of the asserting Parties intent to terminate the Agreement, and the other

Party shall have failed to cure such breach and default within thirty (30) calendar days after the date of such written notice.

ARTICLE 4. TERMS AND CONDITIONS

4.1    UPON EXECUTION OF LOC: Upon execution of this Agreement IMPCO promises to grant to Simplot 200,000 Warrants for IMPCO stock at a strike price of 120% of the closing market price on day of execution. Duration of the Warrants shall be 4 years.

4.2    UPON EXECUTION OF LOAN AGREEMENT. If IMPCO fails to obtain satisfactory credit on or before 31 May 2003 and Simplot loans IMPCO $8,000,000.00 IMPCO shall grant an additional 600,000 Warrants on the same terms and conditions in 3.0. The loan Agreement shall be a separate writing and shall have an Annual Interest Rate of 12 % payable monthly. Loan shall be paid in full by January 31, 2004. IMPCO shall pay to Simplot a Loan Origination fee of $160,000.00.

ARTICLE 5. REPRESENTATIONS OF SIMPLOT

Representations and Warranties

5.1    Representations of IMPCO. IMPCO represents and warrants that it is a corporation duly incorporated and in good standing under the laws of the State of Delaware USA with an office and legal address at 16804 Gridley Place, Cerritos, California 90703 USA; that it has full legal power and authority to execute this Agreement and to form and subscribe to the Venture under the terms of this Agreement; and that performance of and compliance with the terms, provisions, and conditions of this Agreement do not conflict with or will not result in any violation of any applicable bylaw, mortgage, indenture, contract, Agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation.

5.2    Representations of Simplot. Simplot represents and warrants that he is member of the Board residing at Caldwell, Idaho and has authority to execute this Letter of Commitment.

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized officers as of the day and year set forth on the first page.

IMPCO Technologies, Inc.	Don J. Simplot

BY: /s/ Robert M. Stemmler	BY: /s/ Don J. Simplot

PRINT NAME: Robert M. Stemmler	PRINT NAME: DON J. SIMPLOT

TITLE: Chairman and CEO	TITLE: An Individual
DATE: March 28, 2003	DATE: March 28, 2003